Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Check-Cap Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Ordinary Shares, par value NIS 48.00 per share	(1)	457(o)		$	$15,000,000.00		$2,072.00

Total Offering Amounts:							$15,000,000.00		2,072.00
Total Fees Previously Paid:									2,072.00
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	The Maximum Aggregate Offering Price of $14,375,000.00 is estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the aggregate offering price of additional shares that the underwriters have the option to purchase from the registrant, if any. The registrant previously paid registration fees of $2,072.00 for the previously estimated Maximum Aggregate Offering Price of $15,000,000.00 in connection with the public filing of this Registration Statement on Form S-1 on July 24, 2026.